Exhibit 99.3

SECOND AMENDMENT

TO THE

HUNTINGTON INGALLS INDUSTRIES SAVINGS PLAN

This amendment to the July 1, 2021 restatement of the Huntington Ingalls Industries Savings Plan (“Plan”) incorporates changes to (i) add an after-tax match feature for eligible employees of HII’s Mission Technologies division (formerly known as Technical Solutions division), (ii) provide a new match and non-discretionary employer contribution scheme for certain eligible employees of Alion Science and Technology Corporation (a Mission Technologies entity), assigned to BPC code NCG, and (iii) implement a new match scheme for eligible employees of certain Mission Technologies entities.

The Plan is hereby amended as follows effective as of July 1, 2022, except as otherwise provided below:

I.	Section 2.56 is hereby amended, effective April 4, 2022, by adding the following sentence at the end thereof:

“On or about April 4, 2022, the Company’s Technical Solutions division became known as its Mission Technologies division and references herein to “TSD” or the Technical Solutions division shall refer to the Mission Technologies division, as the context requires.”

II.	Section 5.03(b) is hereby amended to read as follows:

“(b) A Participant’s Basic Contributions may be made up of After Tax Contributions, Tax Deferred Contributions, Roth Contributions, or any combination thereof. Notwithstanding the preceding sentence, matching contributions made with respect to Employees of (i) a TSD Entity are made only on Tax Deferred Contributions and Roth Contributions until the first pay period that begins on or after July 1, 2022, (ii) HII Mechanical Inc. are made only on Tax Deferred Contributions and Roth Contributions until the pay period that includes July 1, 2021, (iii) HII Nuclear Inc. (formerly known as Stoller Newport News Nuclear Inc.) are made only on Tax Deferred Contributions and Roth Contributions, and (iv) UniversalPegasus International, Inc. (divested February 1, 2021) were made only on Tax Deferred Contributions.”

III.	Section 5.06 is hereby amended by adding the following new Section 5.06(g) that reads as follows:

“(g) Notwithstanding anything else in the Plan to the contrary, any Eligible Employee who is or becomes an Employee of Alion and is assigned to BPC Code NCG on or after July 1, 2022, is eligible to receive a nondiscretionary contribution in an amount equal to two percent (2%) of Compensation for each pay period that begins on or after July 1, 2022, while such Eligible Employee remains employed by Alion and assigned to BPC Code NCG.”

IV.	The chart of “Sub-Plans” in Section 5.07 is amended, effective July 1, 2022, by adding the following entry at end thereof:

SUB-PLAN	BASIC	SUPPLEMENTAL CONTRIBUTIONS	COMPANY MATCHING CONTRIBUTIONS	COMPANY PROFIT SHARING CONTRIBUTIONS
US	0-5%	0-70% (0-30% for HCEs*)	100% of first 5 percentage points of Basic Contributions	0%

V.	The chart of “List of Participating Employers” in Exhibit A is amended, effective July 1, 2022, in substantially the form attached hereto.

VI.	In all respects not amended, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, Huntington Ingalls Industries, Inc. has caused this Amendment to be executed by its duly authorized representative on the 29th day of June, 2022.

HUNTINGTON INGALLS INDUSTRIES, INC.

By:	/s/ Edmond Hughes
Edmond Hughes
Executive Vice President and Chief Human Resources Officer

EXHIBIT A

Coverage

Participating Employers

The following chart provides information regarding the reporting entity, employer, entity code, and applicable Sub-Plan of each group of Employees eligible to participate in the Plan as of the July 1, 2021 restatement date and as amended thereafter. Notwithstanding the information in this Exhibit A, those Employees designated by the Company’s Chief Executive Officer or the Company’s Executive Vice President and Chief Human Resources Officer as elected or appointed officers of Huntington Ingalls Industries International Shipbuilding, Inc. or of Huntington Ingalls Incorporated, through its Ingalls Shipbuilding division (non-represented employees) shall participate in Sub-Plan A. This Exhibit A does not apply with respect to certain represented Employees who are eligible to actively participate in the Plan under Appendix J (e.g., certain Employees represented by the Steelworkers, Fire Fighters and Guards unions).

Sector	Employer	Entity Code	Sub-Plan
HII	Huntington Ingalls Incorporated - NNS Division (non-represented employees and Abu Dhabi) - excluding Temporary Hourly*	265	A

	Effective July 1, 2021:

	• Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date remain in Sub-Plan A		A

	• Employees hired or rehired on or after July 1, 2021		AB

•   Represented employees who transfer to a non-represented position or non-represented employees who transfer from a Temporary Hourly to an eligible full-time position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

			AB

•   Represented employees who transfer to a non-represented position or non-represented employees who transfer from a Temporary Hourly after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

			A

HII	HII Mechanical Inc. (NNIC): non-represented employees (excluding Temporary Hourly) in the following groups:	272	A
	1. employees who commence employment with NNIC before March 24, 2014,

Sector	Employer	Entity Code	Sub-Plan
	2. employees who commence employment with the Company or an Affiliated Company (other than NNIC) and transfer to NNIC before March 24, 2014,

	3. employees who commence employment with the Company or an Affiliated Company (other than NNIC) and transfer to NNIC directly from a participating Employer in the Plan on or after March 24, 2014, and

	4. employees of NNIC who transfer from Temporary Hourly status to full-time status before March 24, 2014.

HII	HII Mechanical Inc. (NNIC): non-represented employees (excluding Temporary Hourly employees) in the following groups:
	1. employees who commence employment with NNIC on or after March 24, 2014,
	2. employees who commence employment with the Company or an Affiliated Company (other than NNIC) and transfer to NNIC directly from a non-participating Employer in the Plan on or after March 24, 2014, and	272	D
	3. employees of NNIC who transfer from Temporary Hourly status to full-time status on or after March 24, 2014.

HII	HII Mechanical Inc. (NNIC): non-represented employees (excluding Temporary Hourly employees) in the following groups:*
	1. employees who commence employment with NNIC on or after July 1, 2018,
	2. employees who commence employment with the Company or an Affiliated Company (other than NNIC) and transfer to NNIC directly from a non-participating Employer in the Plan on or after July 1, 2018,	272	A
	3. employees of NNIC who transfer from Temporary Hourly status to full-time status on or after July 1, 2018,
	4 . employees of NNIC who, as of June 30, 2018, were participating in Sub-Plan D.

Sector	Employer	Entity Code	Sub-Plan
	Effective July 1, 2021:		A

• Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date remain in Sub-Plan A

	• Employees employed on June 30, 2021 who neither (i) actively participate in an HII pension plan nor (ii) are eligible for Retirement Account Contributions as of such date		AB - with respect to Compensation paid on or after July 1, 2021

	• Employees hired or rehired on or after July 1, 2021		AB

•   Represented employees who transfer to a non-represented position or non-represented employees who transfer from a Temporary Hourly to an eligible full-time position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

AB

•   Represented employees who transfer to a non-represented position or non-represented employees who transfer from a Temporary Hourly after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

A

HII	Huntington Ingalls Industries International Shipbuilding, Inc. (non-represented)*	144	CC - with respect to Compensation paid prior to July 1, 2021

Effective July 1, 2021:

	• Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date		A - with respect to Compensation paid on or after July 1, 2021

	• Employees hired or rehired on or after July 1, 2021		AA

•   Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

AA

•   Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

A

Sector	Employer	Entity Code	Sub-Plan
HII	Huntington Ingalls Incorporated – Ingalls Division (non-represented employees)*	146	CC - with respect to Compensation paid prior to July 1, 2021

	Effective July 1, 2021:

	• Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date		A - with respect to Compensation paid on or after July 1, 2021

	• Employees hired or rehired on or after July 1, 2021		AA

•   Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

			AA

•   Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

			A

HII	Newport News Nuclear Inc. (non-represented) (salaried employees only)	473	A

HII	HII Energy Inc. (non-represented)	492	A

HII	HII Services Corporation (effective September 25, 2014) (non-represented)*	520	A

	Effective July 1, 2021:

	• Employees employed on June 30, 2021 who (i) actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date remain in Sub-Plan A		A

	• Employees hired or rehired on or after July 1, 2021		AB

Sector	Employer	Entity Code	Sub-Plan

•   Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are not eligible to actively participate in an HII pension plan or (ii) are not eligible for Retirement Account Contributions as of such date

			AB

•   Represented employees who transfer to a non-represented position after June 30, 2021 who (i) are eligible to actively participate in an HII pension plan or (ii) are eligible for Retirement Account Contributions as of such date

			A

HII	HII Unmanned Maritime Systems Inc. (USC) (effective January 30, 2015 - for purposes of the Plan, as of December 21, 2020, merged into HII Unmanned Systems, Inc. - Entity 540)	519	A - with respect to Compensation paid prior to June 22, 2020 HD - with respect to Compensation paid on or after June 22, 2020

HII	HII Nuclear Inc.	515	A - with respect to Compensation paid for pay periods before July 1, 2022 AL - with respect to Compensation paid for pay periods beginning on or after July 1, 2022

HII	HII Fleet Support Group LLC	480	H

HII	HII Defense and Federal Solutions, Inc. (formerly known as HII Mission Driven Innovative Solutions Inc. - other than employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	527

I - with respect to Compensation paid prior to July 1, 2020

A - with respect to Compensation paid on or after July 1, 2020 and for pay periods before July 1, 2022

AL - with respect to Compensation paid for pay periods beginning on or after July 1, 2022

Sector	Employer	Entity Code	Sub-Plan
HII	HII Defense and Federal Solutions, Inc. (formerly known as HII Mission Driven Innovative Solutions Inc. - employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24); for the avoidance of doubt, Eligible Employees assigned to BPC Code NBZ (Klamath Falls) are not eligible for match and assigned to Sub-Plan D	527	D

HII	HII Mission Driven Innovative Technical Services LLC (other than employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24 - for purposes of the Plan, as of December 21, 2020, merged into HII Defense and Federal Solutions, Inc. - Entity 527)	531	I - with respect to Compensation paid prior to July 1, 2020 A - with respect to Compensation paid on or after July 1, 2020

HII	HII Mission Driven Innovative Technical Services LLC (employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24 – for purposes of the Plan, as of December 21, 2020, merged into HII Defense and Federal Solutions, Inc. - Entity 527)	531	D

HII	Veritas Analytics, Inc. (other than employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	529	I - with respect to Compensation paid prior to July 1, 2020 A - with respect to Compensation paid on or after July 1, 2020

HII	Veritas Analytics, Inc. (employees who are covered under the terms of the collective bargaining agreement between the Employer and the International Association of Machinist and Aerospace Workers and its Local W-24)	529	D

HII	HII Technical Solutions Corporation	525	A - with respect to Compensation paid for pay periods before July 1, 2022

Sector	Employer	Entity Code	Sub-Plan
			AL - with respect to Compensation paid for pay periods beginning on or after July 1, 2022

HII	HII Unmanned Systems, Inc. (formerly known as Hydroid, Inc.)	540	HD - with respect to Compensation paid for pay periods before July 1, 2022 US - with respect to Compensation paid for pay periods beginning on or after July 1, 2022

HII	Fulcrum IT Services, LLC (for purposes of the Plan, as of December 21, 2020, merged into HII Defense and Federal Solutions, Inc. - Entity 527)	538	A

HII	G2, Inc. (for purposes of the Plan, as of December 21, 2020, merged into HII Defense and Federal Solutions, Inc. - Entity 527)	536	A

HII	The PTR Group, LLC (for purposes of the Plan, as of December 21, 2020, merged into HII Defense and Federal Solutions, Inc. - Entity 527)	539	A

HII	Alion Science and Technology Corporation	626	AL

HII	Alion Science and Technology Corporation - Eligible Employees assigned to BPC Code NCG on and after July 1, 2022	626	AB - with respect to Compensation paid for pay periods beginning on or after July 1, 2022

*

Certain pension-eligible employees rehired within two-years of termination may regain their pension eligibility under plan rules. To the extent any such rehired employee actively accrues pension benefits, he/she will not be eligible for the enhanced match provided under Sub-Plans AA or AB and will instead be eligible for match under Sub-Plan A.